UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 10, 2007
Oracle Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51788 (Commission File Number)	54-2185193 (IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, CA (Address of Principal Executive Offices)	94065 (Zip Code)
Registrant’s telephone number, including area code: (650) 506-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
EXHIBIT 99.1

Section 8 — Other Events
  Item 8.01 Other Events
     On August 14, 2006, Oracle announced a mandatory open offer to purchase up to 28,390,000 equity shares outstanding from the shareholders of i-flex solutions limited (“i-flex”) (Bombay Stock Exchange: IFLX.BO and National Stock Exchange of India: IFLX.NS) for a total payment, as amended, of Rs. 2,100 per equity share. The mandatory open offer, as required by Indian law, followed a preferential allotment under which i-flex issued approximately 4.45 million equity shares to a subsidiary of Oracle.
     On February 10, 2007, in accordance with Indian law, Oracle issued a public announcement announcing the final results of this mandatory open offer. The public announcement is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
  Item 9.01 Financial Statements and Exhibits
   (d) Exhibits
99.1     Public Announcement dated February 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Date: February 12, 2007	By:	/s/ SAFRA A. CATZ
		Name:	Safra A. Catz
		Title:	President and Chief Financial Officer

     Exhibit Index
99.1     Public Announcement dated February 10, 2007.